Exhibit 10.14

Investor Rights Agreement

between

Cypress Semiconductor Corporation

and

SunPower Corporation

October 6, 2005

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TABLE OF CONTENTS

(continued)

		Page
5.7	“Information	17
5.8	“Initial Public Offering	17
5.9	“Registrable Securities	17
5.10	“Register, Registered and Registration	18
5.11	“Registration Expenses	18
5.12	“Restricted Securities	18
5.13	“Rule 144	18
5.14	“Rule 145	18
5.15	“Rule 415	18
5.16	“Securities Act	18
5.17	“Selling Expenses	18
5.18	“Subsidiaries	18

-ii-

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is entered into as of October 6, 2005, between Cypress Semiconductor Corporation, a Delaware corporation (“Cypress”), and SunPower Corporation, a Delaware corporation (“SunPower”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article IV hereof.

RECITALS

1. Cypress currently owns all of the issued and outstanding capital stock of SunPower and possess registration rights, information rights, rights of first offer and other rights pursuant to an Investors’ Rights Agreement dated as of May 30, 2002, by and between the Company and Cypress (the “Prior Agreement”);

2. The Prior Agreement may be amended, and any provision therein waived, with the written consent of the Company and the holders of a majority of the Registrable Securities (as such term is defined in the Prior Agreement);

3. SunPower plans to undertake an initial public offering of its common stock to the public pursuant to a registration statement under the Securities Act of 1933, as amended.

4. In connection with such offering, the parties intend that SunPower grant to Cypress certain rights, as provided for in this Agreement, with respect to the registration of the common stock of SunPower held by Cypress and with respect to Cypress’ access to and right to receive certain information regarding SunPower following the offering.

5. Cypress, as holder of all of the Registrable Securities (as such term is defined in the Prior Agreement) of the Company, and the Company desire to terminate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to Cypress under the Prior Agreement;

6. This Agreement shall be void and of no force and effect until the occurrence of the “Separation Date” as defined in that certain Master Separation Agreement (the “Separation Agreement”) between SunPower and Cypress dated as of October 6, 2005, as may be amended from time to time, at which time this Agreement shall become effective; and

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the undersigned hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

ARTICLE I

REGISTRATION RIGHTS

1.1 Requested Registration.

(a) Request for Registration. Subject to the conditions set forth in this Section 1.1, if SunPower shall receive from Cypress a written request signed by an authorized officer of Cypress that SunPower effect the registration of all or any portion of the Registrable Securities (which request shall state the number of shares of Registrable Securities intended to be disposed of and the intended methods of disposition of such shares by Cypress), SunPower shall, as soon as practicable, use its best efforts to effect such registration and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request.

(b) Limitations on Requested Registration. SunPower shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.1:

(i) Prior to the time set forth, or the earlier waiver, in the applicable “lock up” provisions of any agreement executed by Cypress and the underwriters in connection with SunPower’s Initial Public Offering;

(ii) In any twelve-month period, after SunPower has initiated two such registrations pursuant to this Section 1.1 (counting for these purposes only registrations that have been declared or ordered effective and pursuant to which securities have been sold); or

(iii) If Cypress proposes to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made under Section 1.3 hereof.

(c) Deferral. If (i) in the good faith judgment of the Board of Directors of SunPower, the filing of a registration statement covering the Registrable Securities would be materially detrimental to SunPower and the Board of Directors of SunPower concludes, as a result, that it is in the best interests of SunPower to defer the filing of such registration statement at such time, and (ii) SunPower shall furnish to Cypress a certificate signed by the Chairman of the Board of Directors of SunPower stating that in the good faith judgment of the Board of Directors of SunPower, it would be materially detrimental to SunPower for such registration statement to be filed in the near future and that it is, therefore, in the best interests of SunPower to defer the filing of such registration statement, then SunPower shall have the right to defer such filing for a period of not more than seventy-five (75) days after receipt of the request of Cypress; provided, however, that SunPower shall not defer its obligation in this manner more than once in any twelve-month period.

(d) Underwriting. If Cypress intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise SunPower as a part of its request made pursuant to this Section 1.1. In such event, the right of Cypress to include all or any portion of its Registrable Securities in a registration pursuant to this Section 1.1 shall be conditioned upon Cypress’ participation in an underwriting and the inclusion of Cypress’ Registrable Securities to the extent provided herein. If SunPower shall request inclusion in any registration pursuant to Section 1.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 1.1, Cypress may, in its sole discretion, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of SunPower or such other persons in such underwriting and the inclusion of SunPower’s and such person’s other securities of SunPower and their acceptance of the further applicable provisions of this Section 1. SunPower shall (together with Cypress and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting. Cypress shall select the underwriter or underwriters for such registration.

Notwithstanding any other provision of this Section 1.1, if the underwriters advise Cypress in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities that may be so included shall be allocated as follows: (i) first, to Cypress; (ii) second, to SunPower; and (iii) third, to any other persons Cypress has offered inclusion in the registration.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from SunPower, the underwriter or Cypress. The securities so excluded shall also be withdrawn from such registration.

1.2 Company Registration.

(a) Company Registration. If SunPower shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 1.1, Section 1.3 or Section 1.4, the Initial Public Offering, a registration relating solely to employee benefit plans, a registration relating solely to the offer and sale of debt securities or a registration relating solely to a corporate reorganization or other Rule 145 transaction, SunPower shall:

(i) promptly give written notice of the proposed registration to Cypress; and

(ii) use its best efforts to include in such registration (and any related qualification under state securities laws or other compliance), except as set forth in Section 1.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by Cypress received by SunPower within twenty (20) days after such written notice from SunPower is delivered. Such written request may specify all or any portion of the Registrable Securities.

(b) Underwriting. If the registration of which SunPower gives notice is for a registered public offering involving an underwriting, SunPower shall so advise Cypress as a part of the written notice given pursuant to Section 1.2(a)(i). In such event, the right of Cypress to registration pursuant to this Section 1.2 shall be conditioned upon Cypress’ participation in such underwriting and the inclusion of Cypress’ Registrable Securities in the underwriting to the extent provided herein. If Cypress proposes to distribute its securities through such underwriting it shall (together with SunPower) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by SunPower, provided that such underwriting agreement shall be subject to Cypress’ written consent.

Notwithstanding any other provision of this Section 1.2, if the underwriters advise SunPower in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. SunPower shall so advise Cypress, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated as follows: (i) first, to SunPower for securities being sold for its own account, and (ii) second, to Cypress; and (iii) third, to any other holders of SunPower securities.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from SunPower or the underwriter. The securities so excluded shall also be withdrawn from such registration.

(c) Right to Terminate Registration. SunPower shall have the right to terminate or withdraw any registration initiated by it under this Section 1.2 prior to the effectiveness of such registration whether or not Cypress has elected to include securities in such registration.

1.3 Registration on Form S-3.

(a) Request for Form S-3 Registration. After its Initial Public Offering, SunPower shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After SunPower has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 1 and subject to the conditions set forth in this Section 1.3, if SunPower shall receive from Cypress a written request that SunPower effect any registration on Form S-3 or any similar short form registration statement with respect to all or any portion of the Registrable Securities (which request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by Cypress), SunPower shall use its best efforts to effect such registration and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request.

(b) Deferral. The provisions of Section 1.1(c) shall apply to any registration pursuant to this Section 1.3.

(c) Underwriting. If Cypress requests registration under this Section 1.3 intending to distribute the Registrable Securities covered by its request by means of an underwriting, the provisions of Sections 1.1(d) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 1.3 shall not be counted as requested for registration or registrations effected pursuant to Section 1.1.

1.4 Registration in Connection with Tax Free Spin-Off. In addition to the other rights provided for herein, SunPower agrees that if any Registrable Securities require registration with or approval of any governmental authority under any federal or state law before such Registrable Securities may be distributed to Cypress stockholders in connection with a Tax Free Spin-Off (as defined in Article III, Section D.8.(g) of SunPower’s Restated Certificate of Incorporation) or sold by such Cypress stockholders thereafter without restriction under applicable law, SunPower shall cause such Registrable Securities to be duly registered or approved, as the case may be. In addition, SunPower shall use its best efforts to list any shares of its Class A Common Stock, par value $0.001 per share, required to be delivered upon any conversion, exchange or transfer of shares of its Class B Common Stock, par value $0.001 per share, prior to such delivery, on each national securities exchange or interdealer quotation system on which SunPower’s outstanding Class A Common Stock is listed at the time of such delivery.

1.5 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Section 1.1, Section 1.2, Section 1.3 and Section 1.4 hereof shall be borne by SunPower; provided, however, that SunPower shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.1, Section 1.3 or Section 1.4 if the registration request is subsequently withdrawn at the request of Cypress (unless such registration request is withdrawn at the request of Cypress based upon material adverse information relating to SunPower that is different from the information known to Cypress at the time of its request for registration). All Selling Expenses relating to securities registered on behalf of Cypress and any other holders of securities shall be borne by Cypress and such other holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.

1.6 Registration Procedures. In the case of each registration effected by SunPower pursuant to Section 1, SunPower shall keep Cypress advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, SunPower shall use its best efforts to:

(a) Keep such registration effective for a period ending on the earlier of the date that is one-hundred and twenty (120) days from the effective date of the registration statement or such time as Cypress has completed the distribution described in the registration statement relating thereto;

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in Section 1.6(a) above;

(c) Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as Cypress may from time to time reasonably request;

(d) Register and qualify the securities covered by such registration statement under such other securities laws of such jurisdictions as shall be reasonably requested by Cypress;

(e) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly (and in any event within 5 days thereafter) prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(f) Furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing SunPower for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and reasonably satisfactory to Cypress and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of SunPower, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) Comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(i) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by SunPower are then listed; and

(j) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 1.1 or Section 1.3 hereof, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock; provided, however, that such underwriting agreement contains reasonable and customary provisions, and provided further, however, that Cypress shall also enter into and perform its obligations under such an agreement.

1.7 Indemnification.

(a) To the extent permitted by law, SunPower will indemnify and hold harmless Cypress, each of its officers, directors and partners, legal counsel, and accountants and each person controlling Cypress within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by SunPower of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to SunPower and relating to action or inaction required of SunPower in connection with any offering covered by such registration, qualification, or compliance, and SunPower will reimburse Cypress, each of its officers, directors, partners, legal counsel, and accountants and each person controlling Cypress, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided, however, that SunPower will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to SunPower by Cypress and stated by Cypress to be specifically for use therein, any of Cypress’ officers, directors, partners, legal counsel or accountants, any person controlling Cypress, such underwriter or any person who controls any such underwriter and stated to be specifically for use therein; and provided further, however, that the indemnity agreement contained in this Section 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of SunPower (which consent shall not be unreasonably withheld or delayed).

(b) To the extent permitted by law, Cypress will, if Registrable Securities held by Cypress are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify and hold harmless SunPower, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of SunPower’s securities covered by such a registration statement, each person who controls SunPower or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any such registration statement, prospectus, offering circular, or other document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse SunPower and SunPower’s directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to SunPower by Cypress and stated by Cypress to be specifically for use therein; provided, however, that the obligations of Cypress hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of Cypress (which consent shall not be unreasonably withheld or delayed); and provided further, however, that in no event shall any indemnity under this Section 1.7 exceed the net proceeds from the offering received by Cypress.

(c) Each party entitled to indemnification under this Section 1.7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.7, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Disputes, controversies and claims hereunder shall be subject to the terms of Section 1.5, Section 1.6 and Article II of the Indemnification and Insurance Matters Agreement attached as Exhibit A to the Separation Agreement.

(f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

1.8 Information by Cypress. Cypress shall furnish to SunPower such information regarding Cypress and the distribution proposed by Cypress as SunPower may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 1.

1.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, SunPower agrees to use its best efforts to:

(a) Make and keep public information regarding SunPower available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by SunPower for an offering of its securities to the general public;

(b) File with the Commission in a timely manner all reports and other documents required of SunPower under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c) So long as Cypress owns any Restricted Securities, furnish to Cypress forthwith upon written request a written statement by SunPower as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by SunPower for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of SunPower, and such other reports and documents so filed as Cypress may reasonably request in availing itself of any rule or regulation of the Commission allowing Cypress to sell any such securities without registration.

1.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, SunPower shall not, without the prior written consent of a Cypress, enter into any agreement with any holder or prospective holder of any securities of SunPower giving such holder or prospective holder any registration rights the terms of which are pari passu with or senior to the registration rights granted to Cypress hereunder. For these purposes, as to Form S-3 registration rights, pari passu and seniority shall refer to priority in underwriter cut-backs.

1.11 Termination of Registration Rights. The right of Cypress to request registration or inclusion in any registration pursuant to Section 1.1, Section 1.2 or Section 1.3 and the limitations on SunPower with respect to the granting of subsequent registration rights pursuant to Section 1.10 shall terminate on such date, on or after the closing of SunPower’s Initial Public Offering, on which all shares of Registrable Securities held or entitled to be held upon conversion by Cypress may immediately be sold under Rule 144 during any ninety (90)-day period.

ARTICLE II

INFORMATION AND INSPECTION RIGHTS

2.1 Information Rights.

(a) Generally. SunPower shall provide, or cause to be provided, to Cypress, as soon as practicable after request therefor by or on behalf of Cypress, any information in the possession or under the control of SunPower that Cypress reasonably requests (i) to comply with reporting, disclosure, filing or other requirements imposed on Cypress pursuant to generally accepted accounting principles or any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, directive, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Government Authority having jurisdiction over Cypress, (ii) for use in any other judicial, regulatory, administrative or other proceeding, (iii) to satisfy audit, accounting, regulatory, litigation or other similar requirements, (iv) to comply with its obligations under this Agreement or (v) in connection with the ongoing business of Cypress.

(b) Internal Accounting Controls; Financial Information. Subject to the other subsections of this Section 2.1, (i) SunPower shall maintain in effect at its own cost and expense adequate systems and controls (including internal accounting and disclosure controls) for its business to the extent necessary to enable Cypress to satisfy its reporting, accounting, audit and other obligations, and (ii) SunPower shall provide, or cause to be provided, to Cypress and its Subsidiaries in such form as Cypress shall reasonably request, all financial and other data and Information, to the extent such Information is existing and reasonably available, as Cypress determines necessary or advisable in order to prepare its financial statements and reports or filings with any Governmental Authority. The foregoing obligations shall include, without limitation, the obligation of SunPower to maintain such internal accounting and disclosure controls as are necessary to enable both parties, and both parties’ directors and officers, to meet any certification, disclosure and reporting requirements they may have, without any qualification, limitation or exception whatsoever, under the federal securities laws, rules and regulations, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the laws, rules and regulations promulgated thereunder (including, without limitation, Sections 302, 404 and 906 of such act) and any other applicable laws, rules and regulations. In addition, SunPower shall use commercially reasonable efforts to cause its officers and other employees, as appropriate, to furnish such certifications and representations as Cypress shall reasonably request in order for Cypress, and Cypress’ directors and officers, to meet their respective certification, disclosure and reporting requirements under any applicable laws, rules or regulations and to have reasonable assurances that any certifications, disclosures or reports furnished by Cypress are accurate and complete in all respects. The foregoing shall include, without limitation, Cypress’ obligations imposed by any self-regulatory organization (such as The New York Stock Exchange, Inc., The National Association of Securities Dealers, Inc. and Nasdaq) and under any applicable state laws.

(c) Ownership of Information. Any Information owned by SunPower that is provided to Cypress pursuant to this Section 2.1 shall be deemed to remain the property of SunPower. Nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

(d) Record Retention. To facilitate the possible exchange of Information pursuant to this Section 2.1, SunPower agrees to use its commercially reasonable efforts to retain all Information in its possession or control on the date hereof substantially in accordance with the policies of Cypress in effect on such date, as set forth in Cypress’ official records retention policy, a copy of which shall be provided to SunPower. SunPower shall not destroy, or permit any of its Subsidiaries to destroy, any Information that exists on the date hereof (other than Information that is permitted to be destroyed under the current record retention policies of Cypress) and that falls under the categories listed in Section 2.1(a), without first notifying Cypress of the proposed destruction and giving Cypress the reasonable opportunity to take possession of such Information prior to such destruction.

(e) Production of Witnesses; Records; Cooperation. After the date hereof, each of Cypress and SunPower shall use its commercially reasonable efforts to make available to the other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of Cypress or SunPower, as the case may be, and any books, records or other documents within its control, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any legal, administrative or other proceeding in which Cypress or SunPower may from time to time be involved, regardless of whether such legal, administrative or other proceeding is a matter with respect to which indemnification may be sought hereunder.

2.2 Auditors and Audits; Annual and Quarterly Statements and Accounting. SunPower agrees that, for so long as Cypress is required by United States generally accepted accounting principles to consolidate SunPower’s results of operations or financial position:

(a) Selection of Auditors. SunPower shall use its best efforts to select the accounting firm (“SunPower’s Auditors”) used by Cypress to serve as its (and its Subsidiaries’) independent certified public accountants (“Cypress’ Auditors” and, for the avoidance of doubt, should Cypress at any time change the accounting firm serving as its independent certified public accountants, “Cypress’ Auditors” shall thereafter mean the new firm serving as Cypress’ independent certified public accountants) for purposes of providing an opinion on its consolidated financial statements; provided, however, that SunPower’s Auditors may be different from Cypress’ Auditors if necessary to comply with applicable laws regarding auditor independence and qualifications (provided, however, that SunPower shall not take any actions, and shall use best efforts to cause its directors, officers and employees not to take any actions, that could reasonably be expected to require SunPower to engage auditors other than Cypress’ Auditors). The foregoing shall not be construed after SunPower conducts an Initial Public Offering so as to unlawfully limit any responsibility of the audit committee of SunPower’s Board of Directors, pursuant to SEC Rule 10A-3(b)(2), to appoint, compensate, retain and oversee the work of the registered public accounting firm SunPower engages.

(b) Date of Auditors’ Opinion and Quarterly Reviews. SunPower shall use its commercially reasonable efforts to cause SunPower’s Auditors to complete their audit such that they will date their opinion on SunPower’s audited annual financial statements on the same date that Cypress’ Auditors date their opinion on Cypress’ audited annual financial statements, and to enable Cypress to meet its timetable for the printing, filing and public dissemination of Cypress’ annual financial statements. SunPower shall use its commercially reasonable efforts to cause SunPower’s Auditors to complete their quarterly review procedures on SunPower’s quarterly financial statements on the same date that Cypress’ Auditors complete their quarterly review procedures on Cypress’ quarterly financial statements. In these regards, Cypress shall use reasonable efforts to provide SunPower prior to the start of each fiscal quarter with a schedule of when Cypress expects to complete its audit or review, as the case may be, and shall update such schedule during the quarter as necessary.

(c) Annual and Quarterly Financial Statements. SunPower shall promptly provide to Cypress all Information that Cypress reasonably requests to prepare, print, file, and publicly disseminate Cypress’ annual and quarterly financial statements in accordance with Cypress’ obligations under the Exchange Act. Without limiting the generality of the foregoing, SunPower shall provide all required financial Information with respect to SunPower and its Subsidiaries to SunPower’s Auditors in a sufficient and reasonable time and in sufficient detail to permit SunPower’s Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to Cypress’ Auditors with respect to financial Information to be included or contained in Cypress’ annual and quarterly financial statements. SunPower shall use its commercially reasonable efforts to include in the information to be provided by this Section 2.2(c) such back-up or similar certificates signed by the appropriate officers or employees of SunPower as may be necessary or appropriate to comply with the certifications required by the Sarbanes-Oxley Act and the rules of the Securities and Exchange Commission promulgated thereunder.

(d) Identity of Personnel Performing the Annual Audit and Quarterly Reviews. SunPower shall instruct SunPower’s Auditors to make available to Cypress’ Auditors both the personnel who performed or will perform the annual audits and quarterly reviews of SunPower and work papers related to the annual audits and quarterly reviews of SunPower, in all cases within a reasonable time prior to SunPower’s Auditors’ opinion date, so that Cypress’ Auditors are able to perform the procedures they consider necessary to take responsibility for the work of SunPower’s Auditors as it relates to Cypress’ Auditors’ report on Cypress’ financial statements, all within sufficient time to enable Cypress to meet its timetable for the printing, filing and public dissemination of Cypress’ annual and quarterly statements in accordance with Cypress’ obligations under the Exchange Act.

(e) Access to Books and Records. SunPower shall provide Cypress’ internal auditors and their designees access to SunPower’s and its Subsidiaries’ books and records so that Cypress may conduct reasonable audits relating to the financial statements provided by SunPower pursuant hereto as well as to the internal accounting controls and operations of SunPower and its Subsidiaries.

(f) Notice of Change in Accounting Principles. SunPower shall give Cypress as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the date hereof. SunPower shall consult with Cypress with respect thereto.

2.3 Inspection Rights. SunPower will afford to Cypress reasonable access during normal business hours upon reasonable notice to all of SunPower’s properties, books and records.

2.4 AOP. SunPower shall deliver to Cypress and the members of SunPower’s board of directors for approval as set forth in Section 3.1 below, as soon as practicable in accordance with Cypress’ financial planning cycle for each fiscal year, SunPower’s annual operating plan for the next fiscal year in a form reasonably satisfactory to Cypress (which plan shall include a pro forma income statement, a capital expenditure budget and forecasts of any equity or debt financings, repurchases or restructurings) (“AOP”).

2.5 Termination of Information and Inspection Rights. The rights granted and obligations imposed under this Article II shall expire upon the occurrence of a Consolidation Triggering Event (as that term is defined in Part B of Article IV of the SunPower’s Restated Certificate of Incorporation).

ARTICLE III

COVENANTS

3.1 Protective Provisions. Prior to the occurrence of a Consolidation Triggering Event (as that term is defined in Part B of Article IV of the SunPower’s Restated Certificate of Incorporation), SunPower shall not take the following actions without the written consent or affirmative vote of members representing at least 75% of the then-authorized number of the members of SunPower’s Board of Directors:

(a) approve SunPower’s AOP prior to the beginning of the applicable fiscal year or, after approval of an AOP in accordance with this Article III, effect any changes thereto (including changes involving one or more related transactions) which result or would reasonably be expected to result in an issuance in any individual case or in the aggregate of more than 1% of the fully diluted shares of capital stock of SunPower or a negative impact to SunPower’s cash flow of $2,000,000 or more;

(b) undertake any transaction or series of related transactions which results or would reasonably be expected to result individually or in the aggregate in SunPower issuing shares of the capital stock of SunPower or securities convertible into, or exercisable for, shares of the capital stock of SunPower in an amount equal to or greater than four percent (4%) of the then outstanding shares of capital stock of SunPower unless provided for in SunPower’s then-current AOP approved in accordance with this Article III;

(c) undertake any transaction or series of related transactions whereby SunPower pays, incurs or accrues or would reasonably be expected to pay, incur or accrue a liability equal to or in excess of the fair market value (based upon the closing price of the Class A Common Stock reported for the business day immediately prior to the consummation of such transaction or, if the Class A Common Stock is not traded in a public market, the Board of Directors shall determine fair market value of SunPower in its good faith judgment) of four percent (4%) of the then outstanding shares of capital stock of the Company unless provided for in SunPower’s then-current AOP approved in accordance with this Article III; or

(d) enter into an exclusive license (other than an exclusive license the exclusivity of which is limited to exclusive distribution rights and which is entered into in the ordinary course of business consistent with past practice) or sell, convey or otherwise transfer any intellectual property of SunPower (unless such transaction was included in SunPower’s then-current AOP approved in accordance with this Article III).

ARTICLE IV

MISCELLANEOUS

4.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

4.2 Governing Law. This Agreement shall be construed in accordance with, and all disputes hereunder shall be governed by, the laws of the State of California, excluding its conflict of law rules. The Superior Court of Santa Clara County and/or the United States District Court for the Northern District of California shall have jurisdiction and venue over all disputes between the parties.

4.3 Notices. Notices, offers, requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective parties at the following addresses:

if to Cypress:

Cypress Semiconductor Corporation
3901 North First Street
San Jose, CA 95134
Attention: General Counsel
Fax: (408) 943-4730

if to SunPower:

SunPower Corporation
430 Indio Way
Sunnyvale, CA 94085
Attention: General Counsel
Fax: (408) 739-7713

or to such other address as the party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by fax, confirmed by first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.

4.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

4.5 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors in interest, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void. Any permitted assignee shall agree to perform the obligations of the assignor of this Agreement, and this Agreement shall inure to the benefit of and be binding upon any permitted assignee.

4.6 Severability. If any term or other provision of this Agreement or the exhibits or schedules attached hereto is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

4.7 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise or waiver of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the exhibits or schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.8 Amendment. No change or amendment shall be made to this Agreement or the exhibits or schedules attached hereto except by an instrument in writing signed on behalf of each of the parties hereto.

4.9 Interpretation. The headings contained in this Agreement, in any exhibit or schedule attached hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any exhibit or schedule but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an article, section, exhibit or schedule, such reference shall be to an article or section of, or an exhibit or schedule to, this Agreement, unless otherwise indicated.

ARTICLE V

DEFINITIONS

5.1 “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

5.2 “Common Stock” shall mean the common stock of SunPower, including any and all classes of such common stock.

5.3 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

5.4 “Government Authority” shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority

5.5 “Indemnified Party” shall have the meaning set forth in Section 1.7(c) hereto.

5.6 “Indemnifying Party” shall have the meaning set forth in Section 1.7(c) hereto.

5.7 “Information” shall mean information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

5.8 “Initial Public Offering” shall mean the closing of SunPower’s first firm commitment underwritten public offering of the SunPower’s Common Stock registered under the Securities Act.

5.9 “Registrable Securities” shall mean (i) any and all shares of Common Stock held by Cypress and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.

5.10 “Register, Registered and Registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

5.11 “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for SunPower and one special counsel for Cypress, state securities law fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of other counsel for Cypress and the compensation of regular employees of SunPower, which shall be paid in any event by SunPower.

5.12 “Restricted Securities” shall mean any Registrable Securities that have not been registered under the Securities Act.

5.13 “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

5.14 “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission

5.15 “Rule 415” shall mean Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

5.16 “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

5.17 “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for Cypress (other than the fees and disbursements of one special counsel to Cypress included in Registration Expenses).

5.18 “Subsidiaries” of any Person shall mean a corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however, that no Person that is not directly or indirectly wholly-owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.

IN WITNESS WHEREOF, the parties have signed this Investor Rights Agreement effective as of the date first set forth above.

CYPRESS SEMICONDUCTOR CORPORATION

By:

Name:

Title:

SUNPOWER CORPORATION

By:

Name:

Title:

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